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June 18, 2025

Adams Street Private Equity Navigator Fund LLC

One North Wacker Drive, Suite 2700

Chicago, IL 60606

Re:   Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Adams Street Private Equity Navigator Fund LLC (the “Fund”), a Delaware limited liability company, in connection with the preparation and filing by the Fund of a Registration Statement on Form N-2, Registration No. 811-24072 (the “Registration Statement”), relating to the offering of shares of limited liability company interests of the Fund (“Shares”).

In connection with the rendering of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund, certificates of public officials, officers or other representatives of the Fund, and other persons, and other documents, Fund records and instruments as we have deemed relevant as a basis for the opinion set forth below, including, without limitation:

1.	the Registration Statement;

2.	the prospectus and statement of additional information contained within the Registration Statement;

3.	the Certificate of Formation of the Fund, including all amendments thereto, as in effect on the date hereof;

4.	the Second Amended and Restated Limited Liability Company Agreement of the Fund, including all amendments thereto, as in effect on the date hereof;

5.	an Officers’ Certificate, dated as of the date hereof, of the Vice President, Chief Legal Officer and Secretary of the Fund; and

6.	a certificate, dated June 18, 2025, from the Secretary of State of the State of Delaware as to the existence and good standing of the Fund in such jurisdiction.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons and the authenticity of all documents we have examined. As to questions of fact relevant to this opinion, without any independent verification, we have relied upon, and assumed the accuracy of, statements and certificates of officers and representatives of the Fund and others.

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Adams Street Private Equity Navigator Fund LLC

June 18, 2025

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement has become effective under the Securities Act of 1933, as amended (the “Securities Act”): (i) the Shares to be offered for sale pursuant to the prospectus and statement of additional information included in the Registration Statement will have been duly authorized and, when sold, issued and paid for as contemplated by the prospectus and statement of additional information and authorized by the Fund’s Board of Directors, will have been validly and legally issued; and (ii) purchasers of the Shares will not have any obligation to make payments to the Fund or its creditors (other than the purchase price for the Shares) or make contributions to the Fund or its creditors solely by reason of the purchasers’ ownership of the Shares.

The foregoing opinion is limited to the Federal laws of the United States and the Limited Liability Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the prospectus and statement of additional information included in the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP